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FOR IMMEDIATE RELEASE:

Exhibit 99.2

DMC STRATEX NETWORKS ANNOUNCES CONSOLIDATION OF U.S. MANUFACTURING FACILITIES

Company to Relocate Seattle Operations to San Jose, California Facility

SAN JOSE, Calif.—JUNE 29, 2001—DMC Stratex Networks, Inc. (Nasdaq: STXN) today announced plans to consolidate its major U.S. operations by relocating its existing operations in Seattle, Washington to the Company's San Jose, California facility. It is anticipated that the consolidation will be complete by the close of the Company's Fiscal Year 2002 second quarter, which ends September 30, 2001.

"In response to current market conditions, and in line with our previously announced plans to rapidly streamline our business, we expect these actions to significantly improve productivity and to eliminate redundant overhead costs," said Chuck Kissner, Chairman of DMC Stratex Networks. "While we sincerely regret the impact on our Seattle employees, we must make these changes in light of the well-recognized shifts in demand for telecommunications infrastructure and our commitment to superior operational and financial performance."

DMC Stratex Networks' San Jose, California facility already builds the XP-4 products line manufactured in Seattle and will be expanding its output to meet market requirements. Certain Seattle employees will be offered positions in San Jose as part of the operations relocation plan. This action reduces ongoing fixed facility costs and, together with prior actions implemented since April 2001, results in cumulative workforce reductions of approximately 30% worldwide. The Seattle relocation will result in special charges, which will be included in the Company's first quarter fiscal year 2002 operating results.

"We are taking these actions to bring our costs in line with current market conditions to realize profitability at a revenue level that is achievable in near term," continued Kissner. "We expect that these changes will accelerate our ability to meet or exceed prior financial improvement guidance given current revenue expectations. We also expect these changes, coupled with certain manufacturing process improvements and new product introductions, will position the company well for the next growth cycle in our business."

The Company has scheduled a conference call for 4:30 p.m. EST (1:30 p.m. PST) Friday, June 29, 2001, hosted by Charles Kissner, Chairman and Carl Thomsen, Senior Vice President & CFO, to discuss these matters and answer questions.

To access the call live via the Internet, investors should point their browser to www.dmcstratexnetworks.com/investor, click on the webcast link and follow the registration instructions. Listeners will need Windows Media Player to access the webcast. The link will continue to be available for one week following the conference call.

Investors can also join the company's teleconference by calling (719) 457-2618, and referencing confirmation number 629071. The call-in lines will be available to callers on a first-come, first-served basis. A telephone replay will be available for one week after the teleconference by calling (888) 203-1112 and using the access code 629071.

With worldwide headquarters in San Jose, Calif., DMC Stratex Networks, Inc., is one of the world's foremost wireless solutions providers for cellular applications and broadband access—enabling the development of complex communications networks worldwide. Since its founding in 1984, the Company has achieved international recognition for quality, innovation, and technical superiority in delivering data, voice, and video communication systems, including comprehensive service and support. DMC Stratex Networks, with its broad product offering and worldwide sales and support organization, is strategically positioned to serve its customers' needs in wireless high-capacity transmission technology. Additional information can be found at www.dmcstratexnetworks.com.

This press release contains statements that qualify as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's plan to streamline its business, improve productivity, eliminate redundant overhead costs, achieve workforce reductions and meet or exceed prior financial improvement guidance. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain risk factors, including how long internal organizational changes will continue to impact productivity, whether efficiency improvements will in fact be realized, customer demand for higher margin new products, the ability of customers to pay for equipment purchased, availability of financing for network expansions, the ability of the Company and its suppliers to respond to changes made by customers in their orders, the ability of the Company to bring its new products to market quickly at cost-effective prices and to add innovative features that differentiate its products from those of its competitors, and competition in the microwave and access business. For a further discussion of such factors, see the information provided under the heading "Factors the May Affect Future Financial Results" in the Company's Annual Report on Form 10-K, filed with the SEC on June 29, 2001, and the information provided under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's 2000 Annual Report to Stockholders.

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  Exhibit 99.2